SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 22, 2011
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(IRS Employer Identification No.)

2126 Inyo Street, Fresno, CA	93721
(Address of Principal Executive Office)	(Zip Code)

559-248-4944
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 21, 2011, United Security Bancshares (“Bancshares”) filed a Current Report on Form 8-K  (“Original Form 8-K”) under Item 4.02 to report that its financial statements for the quarter ended June 30, 2011, as included in Bancshares’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, should no longer be relied upon.  Bancshares is filing this Current Report on Form 8-K/A to amend the Original Form 8-K to report the matter under Item 4.02(a) only.

On November 14, 2011, management of Bancshares, and subsequently, its Audit Committee , determined that its financial statements for the quarter ended June 30, 2011, as included in Bancshares’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, should no longer be relied upon due to an expected approximate $5.6 million increase in the provision for loan losses and related changes to the allowance for loan losses to correct an error in accounting for our allowance for loan losses discovered  as a result of an interim joint examination of United Security Bank (the “Bank”), a wholly-owned subsidiary of Bancshares, by the Federal Reserve Bank of San Francisco (the “FRB”) and the California Department of Financial Institutions (the “CDFI”).  Consequently, Bancshares intends to file an amendment to its Form 10-Q for the period ended June 30, 2011, as soon as reasonably practicable, to give effect to the expected increase in the provision and allowance for loan losses.

As of the date of this filing and based on Bancshares’s initial estimates, the following changes to the previously reported financial results are anticipated:

o
Bancshares’ net loss for the three months ended June 30, 2011, is expected to increase from $3.0 million to approximately $6.3 million.  Fully-diluted earnings per share (“EPS”) for the three months ended June 30, 2011, originally reported to be a loss of $0.23, are expected to change to a loss of approximately $0.48.  Due to the adjustments in the second quarter of 2011 financial results, Bancshares’s net loss for the six months ended June 30, 2011, is expected to increase from $2.7 million to $6.0 million, and EPS for the six months ended June 30, 2011, originally reported at a loss of $0.20, is now projected to be a loss of approximately $0.45;

o
The provision for loan losses for the six months ended June 30, 2011 is expected to increase from $4.4 million to approximately $10.1 million.  As a result of the increased provision for loan losses net of charge-offs, the allowance for loan losses as of June 30, 2011 is expected to decrease slightly to approximately $13.9 million, or 3.28% of loans, compared to the originally reported amount of $14.3 million, or 3.33% of gross loans;

o
Impaired loans, net of specific reserves, will decrease from $36.6 million to approximately $34.6 million, as of June 30, 2011.  The reduction is due to charge-offs of $6.06 million against specific reserves for loss of $4.1 million;

o	Net charge-offs for the second quarter of 2011, will increase from $6.6 million to approximately $12.7 million;

o
Loans, net of unearned income and the allowance for loan losses, will decline to approximately $409.5 million from the previously reported level of $415.2 million and total assets will decline to $655 million from the previously reported level of $659 million.

The adjustments described above are expected to result in a decrease in total shareholders’ equity at June 30, 2011 of approximately $3.3 million to approximately $66.8million from the previously reported amount of $70.1 million.  On a preliminary basis, Bancshares estimates that the Bank’s leverage ratio, tier 1 risk-based capital ratio and total risk-based capital ratio will not be lower than 9.32%, 11.89% and 13.15%, respectively, at June 30, 2011 and remain in compliance with the consent order

In addition, the consent orders (Written Agreement and Final Order), issued to the Bank by the FRB and CDFI, dated March 23, 2010 and May 20, 2010 respectively, (the “Consent Orders”), requires the Bank to maintain an adequate allowance for loan and lease losses that is consistent with generally accepted accounting principles and supervisory guidance. Pursuant to the changes to the allowance for loan losses summarized above, the Bank is in compliance with the consent orders.

The consolidated financial statements of the Corporation as of and for the three months and six months ended June 30, 2011 were, and as restated will be, prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As previously reported in Bancshares’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, management has concluded that the Corporation’s disclosure controls and procedures and internal control over financial reporting were not effective as of June 30, 2011, as a result of a material weakness in the Corporation’s internal controls.

Form 10-Q for the period ended June 30, 2011 and Form 10-Q for the period ended September 30, 2011 will contain a discussion of such material weakness and steps that will be taken to address them.

Caution About Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K/A may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the anticipated affects of the restatement on our financial results, regaining compliance with NASDAQ requirements and statements about evaluating strategic alternatives.  Although Bancshares believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance Bancshares will be able to regain compliance with the NASDAQ requirements, implement strategic alternatives in a timely manner or that the expected affects of the restatement will be as anticipated, or that actual results, performance or achievements of Bancshares will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011 and other filings made with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date: November 22, 2011	By: /s/ Ken Donahue
Executive Vice President &
Chief Administrative Officer